SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 13, 2007


                           MOTORSPORTS EMPORIUM, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                        0-32323                   20-1217659
(State or other jurisdiction       (Commission File            (IRS Employer
    of incorporation)                  Number)            Identification Number)


               7525 East Williams Drive, Scottsdale, Arizona 85255 (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On April 13, 2007, the Board of Directors ("Board") of Motorsports Emporium, Inc. ("Company") elected Mr. Kenneth Yeung to fill the vacancy on the Board of Directors created when Tracey S. Baron resigned from the Board in 2006.

     Effective at 11:59 p.m. (EDST) on April 16, 2007, David W. Keaveney will resign from his positions as Chief Executive Officer, Chief Financial Officer and Director of the Company. Effective at 11:59 p.m. (EDST) on April 16, 2007, Rhonda Keaveney will resign from her positions as Chief Operating Officer, Secretary and Director of the Company.

     Following the resignations of David W. Keaveney and Rhonda Keaveney, Mr. Kenneth Yeung will be the sole Director and President of the Company. Mr. Yeung, as the sole Director of the Company, will be electing persons to fill the two vacancies on the Board of Directors and the newly constituted Board will be electing other officers of the Company. Following such elections, the Company will file another Form 8-K disclosing the names of the new Board members and officers.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 16, 2007

                                   MOTORSPORTS EMPORIUM, INC.


                                   By: /s/ David W. Keaveney
                                      ------------------------------
                                      David W. Keaveney
                                      Chief Executive Officer